SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



                            FORM 8-K


                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES AND EXCHANGE ACT OF 1934




DATE OF REPORT                            October 15, 2001



                  Rhino Enterprises Group, Inc.,
                      A Nevada Corporation


          Nevada                            88-0333844
(State or other jurisdiction of           (I.R.S.Employer
Incorporation or organization)          identification No.)


                   2925 LBJ Freeway, Suite 188
                       Dallas, TX 75234
                        (972) 241-2669









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Effective October 8,2001, Rhino Enterprises Group, Inc. (OTCBB:
RHNO), entered into an Asset Purchase Agreement with Sports
Nation, Inc., a Nevada Corporation, to acquire a collection of limited edition, high-grade sports memorabilia.

In consideration for the sale of the assets, RHNO shall deliver to Sports Nation, Inc. at closing the base purchase price of $1,167,000.00 payable as follows:

1. 200,000 shares of RHNO restricted common stock ("Common").
This Common will have piggy back registration rights for any registration that RHNO does with the SEC and;

2. 200,000 shares of RHNO Series B $5.00 per share cumulative convertible preferred stock ("Preferred").

3. The conversion feature will allow the holder to exchange one share of Preferred for two shares of Common anytime after six months of issuance. The converted Common will have piggyback registration rights for any registration that RHNO does with the SEC. The Preferred will have a 14% dividend rate and will contain an 18 month redemption feature.





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                         SIGNATURES

     In accordance with the requirements of the Exchange
Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                            Rhino Enterprises Group, Inc.
                            (Registrant)

Date: October 15, 2001      By:/S/ DANIEL H. WEAVER
                            -------------------------------
                            Daniel H. Weaver
                            Chief Financial Officer and
                            duly authorized officer



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